UBIQUITI NETWORKS REPORTS FIRST QUARTER FISCAL 2016 FINANCIAL RESULTS

 ~ Achieves Strong Revenue and Earnings ~

~ Non-GAAP Diluted EPS of $0.51 Per Share ~

SAN JOSE, Calif. – Nov. 5, 2015 - Ubiquiti Networks, Inc. (NASDAQ:UBNT) (“Ubiquiti”) today announced results for the first fiscal quarter of 2016, ended September 30, 2015.

First Quarter Financial Summary

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Revenues of $151.4 million

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GAAP gross profit of $73.5 million and non-GAAP gross profit of $72.7 million

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GAAP net income of $53.8 million and non-GAAP net income of $45.5 million

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GAAP diluted EPS of $0.61 and non-GAAP diluted EPS of $0.51

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$47.7 million in net cash provided by operating activities

Recent Financial Highlights

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Enterprise Technology revenues increased 19% quarter-over-quarter, fueled by UniFi® access points and other industry-leading products targeting the Enterprise market

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Completed $100 million stock repurchase plan as of October 20, 2015, repurchasing $63.3 million of common stock during the quarter ended September 30, 2015

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Initiated a new stock repurchase program, authorizing the Company to repurchase up to $50 million of its common stock as disclosed in the Form 8-K filed on November 5, 2015

Recent Product Highlights

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Released the new UniFi AC, four new access points and a redesigned UniFi Controller featuring advanced technology for enterprise, hospitality, and education markets.  In conjunction with this release, we launched an Easy App for UniFi setup

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Achieved backwards compatibility for airMAX® AC products through release of beta version of airOS® 8

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Obtained DFS certifications for our remaining 802.11n and 802.11ac products, unlocking the full spectrum available to our U.S. WISP operators

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Launched UniFi Cloud Key, hybrid cloud device management that securely runs a local instance of the UniFi Controller software and features cloud Single Sign-On for remote access

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Announced sunMAX®, a solar solution designed to address the obstacles preventing solar deployment on a global scale

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Introduced enhancements to our recently introduced airFiber® X with the airFiber NxN, a thoughtfully engineered MIMO multiplexer designed for the global last-mile wireless industry. With expected range exceeding 200km+ and increased throughput of up to 2Gbps+, airFiber NxN is a technological leap in true long-range, carrier-class, backhaul technology for the world

Financial Results Summary ($, in millions, except per share data)

Income statement highlights	F1Q16	F4Q15	F1Q15
Revenues	151.4	145.3	150.1
Service Provider Technology	103.4	104.8	107.3
Enterprise Technology	48.0	40.5	42.8
Cost of Revenues	77.9	79.1	89.0
Gross Profit	73.5	66.1	61.0
Gross Profit (%)	48.5%	45.5%	40.7%
Total Operating Expenses(1)	13.7	58.8	17.4
Income from Operations	59.8	7.3	43.6
GAAP Net Income	53.8	4.5	37.7
GAAP EPS (diluted)	0.61	0.05	0.42
Non-GAAP Net Income	45.5	44.1	43.4
Non-GAAP EPS (diluted)	0.51	0.50	0.48

(1)

Includes business e-mail compromise (“BEC”) fraud loss of $39.1 million in F4Q15 and recovery of $8.0 million in F1Q16.

Balance Sheet Highlights

Total cash and cash equivalents as of September 30, 2015 were $436.1 million, compared with $446.4 million as of June 30, 2015.  The slight sequential decrease in cash and cash equivalents during the first quarter of fiscal 2016 is net of $63.3 million in share repurchases as part of our share repurchase program.

This quarter we saw days sales outstanding in accounts receivable ("DSO") of 39 days, compared with 41 days in the prior quarter, and 40 days in the first quarter of fiscal 2015.

Business Outlook

Based on recent business trends, Ubiquiti currently believes the demand environment in its end markets supports the following forecast for the Company's second fiscal quarter ending December 31, 2015.  The following are Ubiquiti’s financial performance estimates for the second quarter of fiscal 2016:

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Revenues of between $150 million and $160 million

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GAAP diluted EPS of $0.48 - $0.55

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Non-GAAP diluted EPS of $0.49 - $0.56

Conference Call Information

Ubiquiti Networks will host a Q&A-only call to discuss the Company’s financial results at 2:00 p.m. Pacific Time today.  Management’s prepared remarks can be found on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com/results.cfm.

To listen to the Q&A call via telephone, dial (877) 291-1296 (U.S. toll-free) or (720) 259-9209 (International) to be connected to the call by an operator.  Participants should dial in at least 10 minutes prior to the start of the call.  Investors may also listen to a live webcast of the Q&A conference call by visiting the Investor Relations section of the Ubiquiti Networks website at http://ir.ubnt.com.

A recording of the Q&A call will be available approximately two hours after the call concludes and will be accessible on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

About Ubiquiti Networks

Ubiquiti Networks (Nasdaq:UBNT) is closing the digital divide by building network communication platforms for everyone and everywhere. With over 28 million devices sold worldwide, Ubiquiti is transforming under-networked enterprises and communities. Our leading edge platforms, airMAX®, UniFi®, airFiber®, UniFi® Video, mFi® and EdgeMAX®, combine innovative technology, disruptive price-to-performance and the support of a global user community to eliminate barriers to connectivity. For more information, join our community at http://www.ubnt.com.

Ubiquiti, Ubiquiti Networks, the U logo, UBNT, airMAX, UniFi, airFiber, mFi, EdgeMAX and sunMAX are registered trademarks or trademarks of Ubiquiti Networks, Inc. in the United States and other countries.

The Ubiquiti Networks, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=24865

Investor Relations Contact

Anne Fazioli

Ubiquiti Networks, Vice President of Investor Relations

IR@ubnt.com

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements.  The statements in this press release that could be deemed forward-looking statements include statements regarding expectations related to our cash position, expenses, new products, and financial performance estimates including revenues, GAAP diluted EPS and non-GAAP diluted EPS for the Company's fiscal quarter ending September 30, 2015, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results.  Potential risks and uncertainties include, but are not limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and distributors' inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. Securities laws; and economic and political conditions in the United States and abroad.  We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2015, and subsequent filings filed with the U.S. Securities and Exchange Commission (the SEC), which are available at the SEC's website at www.sec.gov.  Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made.  Except as required by law, Ubiquiti Networks undertakes no obligation to update information contained herein.  You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as stock based compensation expense, Business e-mail compromise (“BEC”) fraud loss/(recovery), implementation of overhead capitalization, reserve against vendor deposits relating to a purchase commitment termination fee and the tax effects of these non-GAAP adjustments.  Reconciliations of the adjustments to GAAP results for the three months ended September 30, 2015 and 2014 are provided below.  In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under "About our Non-GAAP Net Income and Adjustments" after the tables below.

Ubiquiti Networks Inc. Condensed Consolidated Statement of Operations (In thousands, except per share data) (Unaudited)
	Three Months Ended September 30,
	2015	2014
Revenues	$151,415	$150,087
Cost of revenues	77,911	89,036
Gross profit	73,504	61,051
Operating expenses:
Research and development	13,561	11,721
Sales, general and administrative	8,142	5,696
Business e-mail compromise ("BEC") fraud loss/(recovery)	(8,034)	—
Total operating expenses	13,669	17,417
Income from operations	59,835	43,634
Interest expense and other, net	(116)	(58)
\Income before provision for income taxes	59,719	43,576
Provision for income taxes	5,960	5,833
Net income	$53,759	$37,743
Net income per share of common stock:
Basic	$0.62	$0.43
Diluted	$0.61	$0.42
Weighted average shares used in computing net income per share of common stock:
Basic	87,062	88,240
Diluted	88,465	89,913

Ubiquiti Networks Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended September 30,
	2015	2014
Net income	$53,759	$37,743
Stock-based compensation:
Cost of revenues	113	149
Research and development	624	825
Sales, general and administrative	290	398
Purchase commitment termination fee	—	5,500
Business e-mail compromise ("BEC") fraud loss/(recovery)	(8,034)	—
Implementation of overhead capitalization	(944)	—
Tax effect of non-GAAP adjustments	(297)	(1,209)
Non-GAAP net income	$45,511	$43,406
Non-GAAP diluted EPS	$0.51	$0.48
Weighted-average shares used in non-GAAP diluted EPS	88,465	89,913

Ubiquiti Networks Inc. Condensed Consolidated Balance Sheets (In thousands, except share amounts) (Unaudited)
	September 30, 2015	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$436,080	$446,401
Accounts receivable, net	63,585	66,104
Inventories	30,694	37,031
Vendor deposits	19,052	19,998
Current deferred tax asset	1,535	1,535
Prepaid income taxes	—	2,566
Prepaid expenses and other current assets	13,641	7,711
Total current assets	564,587	581,346
Property and equipment, net	15,755	15,602
Long-term deferred tax asset	1,538	1,515
Other long–term assets	2,020	2,109
Total assets	$583,900	$600,572
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,129	$43,856
Income taxes payable	2,065	1,108
Debt - short-term	10,000	10,000
Other current liabilities	28,101	15,170
Total current liabilities	63,295	70,134
Long-term taxes payable	20,867	19,810
Debt - long-term	85,000	87,500
Deferred revenues - long-term	1,005	974
Total liabilities	170,167	178,418
Stockholders’ equity:
Common stock	82	87
Additional paid–in capital	—	—
Treasury stock	—	—
Retained earnings	413,651	422,067
Total stockholders’ equity	413,733	422,154
Total liabilities and stockholders’ equity	$583,900	$600,572

Ubiquiti Networks Inc. Revenue by Product Category (In thousands) (Unaudited)
	Three Months Ended September 30,
	2015	2014
Service Provider Technology	$103,399	$107,271
Enterprise Technology	48,016	42,816
Total revenues	$151,415	$150,087

Ubiquiti Networks Inc. Revenue by Geographical Area (In thousands) (Unaudited)
	Three Months Ended September 30,
	2015	2014
North America	$53,234	$53,582
South America	22,148	31,134
Europe, the Middle East and Africa	60,503	50,607
Asia Pacific	15,530	14,764
Total revenues	$151,415	$150,087

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses and gains/losses.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations.  Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds.  Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period.  We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments.  Items excluded from net income are:

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Stock-based compensation expense

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Business e-mail compromise ("BEC") fraud loss/(recovery)

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Implementation of overhead capitalization

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Reserve against vendor deposits relating to a purchase commitment termination fee

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Tax effect of non-GAAP adjustments, applying the principles of ASC 740

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies.  The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP.  Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.